Exhibit 32.1

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, William F. Rountree, Jr., the Chief Executive Officer of Monarch Financial Holdings, Inc. certifies that, to my knowledge:

(a)	The Annual Report on Form 10-K of Monarch Financial Holdings, Inc. for the year ended December 31, 2007 (the “Form 10-K”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(b)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 19, 2008	/s/ William F. Rountree, Jr.
William F. Rountree, Jr.,
Chief Executive Officer

80